Execution Version

AMENDMENT
TO
POWER PURCHASE AGREEMENT

This AMENDMENT TO POWER PURCHASE AGREEMENT ("this "Amendment"), dated March 30, 2022 (the "Amendment Effective Date"), is made by and between Big Country Datalec LLC, a Delaware limited liability company ("Seller") and Marathon Digital Holdings, Inc. (f/k/a Marathon Patent Group, Inc.), a Nevada corporation ("Purchaser"). Seller and Purchaser are sometimes referred to herein individually as a "Party" and collectively as the "Parties." Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement (defined below).

Recitals

A. Seller and Buyer entered into that certain Power Purchase Agreement, dated October 6, 2020 (the "Agreement").

B. The Parties desire to amend the Agreement pursuant to the terms and conditions of this Amendment.

Agreement

NOW THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1. Defined Terms.

The defined term "Contract Capacity" is hereby amended in its entirety as follows:

"Contract Capacity" means 40 MW of electrical energy; *provided*, that from the Amendment Effective Date until the Termination Date, Contract Capacity shall equal at least 60 MW and shall not exceed 100 MW in the aggregate. For the avoidance of doubt, as of the Termination Date, the Contract Capacity shall equal 0 MW.

A new defined term "Ground Lease" is hereby added to Section 1.1 of the Agreement as follows:

""Ground Lease" means that certain Ground Lease, dated as of October 6, 2020, by and between Rocky Mountain Power, LLC, known in Montana as Rocky Mountain Power – Hardin, LLC, a Delaware limited liability company, and Purchaser, as amended."

The defined terms "Exercise Notice", "Increased Capacity Amount", "Option Expiration Date", "Revised Capacity" and "Revised Capacity Effective Date" are deleted in their entirety.

2. Term. Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Section 2.1 Term. This Agreement shall begin on the Effective Date and shall continue in effect until August 15, 2022 (the "Term"), unless this Agreement is otherwise terminated earlier pursuant to the terms of this Agreement. The date on which this Agreement expires or terminates is the "Termination Date"."

3. Rights and Obligations Upon Termination. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Section 2.2 Rights and Obligations Prior to and Upon Termination.

(a) Purchaser shall (i) not be entitled to remove any assets, equipment, or facilities (other than any Excluded Assets, as defined below) from the RMP Premises, including from any of Purchaser's Facilities or Purchaser's Interconnection Facilities (such assets, the "Retained Assets") and (ii), effective as of the Termination Date, assign, transfer, and convey, without compensation to Purchaser, Purchaser's right, title, and interest in and to the Retained Assets to Seller or its designee free and clear of all Liens and, in furtherance thereof, shall execute and deliver to Seller or its designee a bill of sale in substantially the form of **Exhibit F** (the "Bill of Sale").

(b) Purchaser shall, before September 30, 2022, and in coordination with Seller and its Affiliates, remove the Excluded Assets from the RMP Premises in accordance with (A) Good Industry Practices, (B) applicable Law, and (C) Seller's and its Affiliates' rules and regulations for the RMP Premises, including safety protocols and guidelines and agreed upon timing and protocols, all as set forth on **Exhibit G** hereto (the "Excluded Assets Removal Plan"). The Excluded Assets shall become the property of Seller or its designee, without compensation to Purchaser, if Purchaser fails to timely remove the Excluded Assets from the RMP Premises in accordance with the immediately preceding sentence, subject to any delays directly caused by any act or failure to act by Seller (other than pursuant to Good Industry Practices) or by any Act of God.

(c) Effective as of the Termination Date, each Party, on behalf of itself and its respective Group (the "Releasors"), hereby unconditionally, irrevocably, and knowingly releases and forever discharges the other Party from any Losses which any such Releasor had or now has against such Party arising on or prior to the Termination Date or arising out of any matter, cause or event occurring on or prior to the Termination Date, in each case, under this Agreement (collectively, the "Releasing Parties Claims"); *provided*, however, that nothing contained herein shall operate to release any Losses against or other obligations of (A) Purchaser arising under or out of (1) the Bill of Sale, (2) Section 14.1(a)(ii) or Section 14.1(a)(iii), in each case, arising out of Purchaser's failure to comply with this Section 2.2, (3) Section 14.1(a)(i), Section 14.1(a)(iv), Section 14.1(a)(v), or Section 14.1(a)(vi), or (4) Purchaser's failure to pay any amounts incurred by Purchaser under this Agreement prior to the Termination Date, including any amounts due under Article 8 or (B) either Party to the extent relating to any claim outstanding under this Agreement, or of which a Party has notice, as of the Termination Date. Each Party represents and warrants to the other Party that such Party and the Releasors have not transferred, assigned, or

otherwise disposed of any part of or interest in any Releasing Parties Claim. For the avoidance of doubt, the releases set forth in this Section 2.2(c) do not apply to claims or obligations by either Party or their respective Groups under any other agreements entered into by members of the respective Groups, including the Data Facility Services Agreement dated as of October 6, 2020.

(d) The Parties shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Section 2.2."

4. Deletion of Section 5.4. Section 5.4 of the Agreement is hereby deleted in its entirety.

5. Indemnification. Section 14.1(a) of the Agreement is hereby amended by deleting the word "or" immediately prior to "(v)" and inserting the following at the end of Section 14.1(a):

", or (vi) Purchaser's removal of the Excluded Assets from the RMP Premises following the expiration or earlier termination of this Agreement, including Purchaser's failure to comply with the standard set forth in Section 2.2(b)."

6. Excluded Assets. A new defined term "Excluded Assets" is hereby added to Section 1.1 of the Agreement as follows:

> "Excluded Assets" means thirty thousand, six hundred and ten (30,610) Bitmain S19 model miners made up of twenty-three thousand, eight hundred and forty-eight (23,848) "S19 Pro" model units, and six thousand, seven hundred and sixty two (6,762) "S19" model units, including the miners' PSUs (power supply units). In addition, this includes all non-functioning S19 model miners, parts removed from the S19 model miners and spare parts purchased for repair purposes.

7. Form of Bill of Sale. The Agreement is hereby amended by the addition of **Exhibit F** ("Form of Bill of Sale") attached hereto.

8. Excluded Assets Removal Plan. The Agreement is hereby amended by the addition of **Exhibit G** ("Excluded Assets Removal Plan") attached hereto.

9. No Further Amendment. Except as specifically amended by this Amendment, the Agreement shall continue in full force and effect in accordance with its provisions as in existence on the Amendment Effective Date and is ratified and confirmed in all respects.

10. Authority. Each Party represents and warrants to the other Party that the individual signing on behalf of such Party in a representative capacity has full power and authority, on behalf of such Party, to execute this Amendment, and such Party has taken such action as is necessary and proper to authorize the execution of this Amendment on behalf of such Party.

11. Governing Law; Waiver of Jury Trial. The provisions of Section 18.4 and Section 18.5 of the Agreement are incorporated by reference herein.

12. Amendment. This Amendment may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each of the Parties.

13. Entire Agreement. This Amendment contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and commitments with respect thereto.

14. Counterparts. This Amendment may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument. A "PDF" or electronic signature of this Amendment shall be deemed an original and binding upon the Party against whom enforcement is sought.

15. Further Assurances. The Parties shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Amendment.

[Signature Page Follows]

The Parties have executed this Amendment to be effective as of the Amendment Effective Date.

Seller:

BIG COUNTRY DATALEC LLC

By: Kerri Langlais
Name: Kerri Langlais
Title: Chief Financial Officer

Purchaser:

MARATHON DIGITAL HOLDINGS, INC.

DocuSigned by:
By: Fred Thiel
Name: Fred Thiel
Title: CEO

Exhibit F to
Amendment to Power Purchase Agreement
dated March 30, 2022
by and between
Big Country Datalec LLC
and
Marathon Digital Holdings, Inc.

Form of Bill of Sale

See attached.

BILL OF SALE

THIS BILL OF SALE ("**Bill of Sale**") is made this [____] day of [____], 2022 by MARATHON DIGITAL HOLDINGS, INC., a Nevada corporation ("**Seller**"), in favor of [_____], a [_____] ("**Buyer**").

Seller and Big Country Datalec LLC entered into that certain Power Purchase Agreement, dated as of October 6, 2020, as amended by that certain Amendment to Power Purchase Agreement, dated as of March 30, 2022 (as amended, the "**PPA**"). Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the PPA.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer all of the personal property described on Exhibit A attached hereto (the "**Personal Property**") which are located on, in, or about, or used in connection with, the RMP Premises, including the Purchaser's Interconnection Facilities and Purchaser's Facilities but excluding the Excluded Assets. Seller makes no representation or warranty regarding the Personal Property, except as set forth in, and subject to the terms of, this Bill of Sale.

Seller hereby covenants and agrees to and with Buyer that (i) Seller is the lawful owner of the Personal Property and has good right and title to sell the same to Buyer, (ii) the Personal Property is free and clear of all Liens, and (iii) Seller will defend the same against the lawful claims and demands as to title of all Persons claiming any interest thereto.

This Bill of Sale shall be binding upon and inure to the benefit of the successors and permitted assigns of Buyer and Seller.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Montana.

[Remainder of page intentionally left blank.]

The undersigned has executed this Bill of Sale as of the day and year first written above.

Seller:

MARATHON DIGITAL HOLDINGS, INC.,
a Nevada corporation

DocuSigned by:
By: Fred Thiel
Name: Fred Thiel
Title: CEO

EXHIBIT A

DESCRIPTION OF PERSONAL PROPERTY

All personal property currently located in, on, under or upon the RMP Premises, including, without limitation, all fixtures, equipment, and personal property used in the ownership and operation of the Purchaser's Facilities, including, without limitation, the following, other than the Excluded Assets (as defined in the Amendment to Power Purchase Agreement being executed in connection herewith):

- any Power Distribution Equipment, including, without limitation, the 13.8kV distribution system consisting of a 13.8kV isophase bus, the 13.8kV main breaker, 13.8kV feeder breakers, 13.8kV to 480-volt transformers, and 4160 to 480 volt transformer;

- any Purchaser Interconnection Equipment, including, without limitation, interconnection equipment located on Seller's side of the Points of Delivery;

- all Construction and Site Work (as defined in the Ground Lease);

- any foundations, buildings and containers, including, without limitation, any fans, racking equipment, and louvers contained in such buildings and containers; and

- any low voltage and high voltage infrastructure, wiring, cabling (including network cables), network switches, core switches, firewalls, PDU's (power distribution units) and related equipment.

EXHIBIT G

EXCLUDED ASSETS REMOVAL PLAN

1. Following the Amendment Effective Date until September 30, 2022, Purchaser and its agents shall have access to the Purchaser's Facilities with three (3) business days' prior written notice to Seller in order to coordinate planning and training with Purchaser's agents, followed by removal of Purchaser's miners, subject to the following terms and conditions:
    - No later than three (3) business days prior to their scheduled arrival at Purchaser's Facilities, Purchaser shall provide to Seller a list of insured third party commercial operator(s) or, if not employed by such an operator, the first and last names and the total number of individuals for whom it is requesting access to the Purchaser's Facilities (the "Access List").
    - Those included on the Access List, and solely those included on the Access List, shall have access to the Purchaser's Facilities Monday through Friday during business hours (8am – 5pm) in accordance with (A) Good Industry Practices, (B) applicable Law, and (C) Seller's and its Affiliates' rules and regulations for the RMP Premises, including all applicable safety protocols and guidelines, in each case to facilitate the removal of the Excluded Assets.
        - For the avoidance of doubt, access to any high voltage area will be restricted as outlined in the safety protocols and guidelines.
    - Purchaser may continue to remove its miners for forty-six (46) days after the Termination Date, that is, until and including September 30, 2022.
        - For the avoidance of doubt, after September 30, 2022, Purchaser will not have access to Purchaser's Facilities in any capacity.

2. Following the Amendment Effective Date until September 30, 2022, Seller agrees to provide reasonable storage space in the building where the Excluded Assets are currently housed (the "Miner Building") for materials required by Purchaser for the removal of the Excluded Assets, as long as such space is readily available.
    - If and to the extent such storage space in the Miner Building is not readily available, Purchaser will provide its own temporary storage facilities.

3. Following the Amendment Effective Date until September 30, 2022, Seller will provide adequate overnight storage to house all of Purchaser's trailers then on-site that are awaiting loading or pickup in connection with the removal of the Excluded Assets.
    - Purchaser shall provide Seller with an estimate of the number of trailers that require overnight storage as soon as reasonably practicable, but no later than 48 hours in advance.

4. Following the Amendment Effective Date until September 30, 2022, Seller shall allow reasonable access to the IT building's office facilities for Purchaser and its agents for meal breaks, restroom usage, parking and conference room usage, and internet access for up to ten (10) users.

5. Following the Amendment Effective Date until September 30, 2022, Seller shall coordinate the de-energization of containers with Purchaser and its agents as they are scheduled to be unloaded.

6. Following the Amendment Effective Date until September 30, 2022, Purchaser shall provide Seller with the details for the Excluded Assets' removal and the related execution plan (the "Schedule"). The Schedule shall include an Access List and details of any labor or equipment usage that needs to be coordinated between the Purchaser and Seller.
   - Purchaser may use Seller's labor and equipment to aid with Purchaser's miner removal. Should Purchaser use any of Seller's labor or equipment, Purchaser shall reimburse Seller for any such labor or additional equipment used at the prevailing market rate.
     - For safety reasons, except to the extent that the Purchaser uses the services of an insured third-party commercial operator approved by Seller (such approval to not be unreasonably withheld or delayed), Purchaser shall use Seller's forklift and forklift operator to remove Purchaser's miners. Purchaser shall reimburse Seller for the use of the forklift and associated labor at the prevailing market rate.

Execution Version

AMENDMENT
TO
DATA FACILITY SERVICES AGREEMENT

This AMENDMENT, (this "Amendment") dated March 30, 2022 (the "Amendment Effective Date"), to the Data Facility Services Agreement (the "Services Agreement") is made by and among Marathon Digital Holdings, Inc. (f/k/a Marathon Patent Group, Inc.), a Nevada corporation ("Marathon"), Liefern LLC, a Delaware limited liability company ("Beowulf OPCO") and TWO POINT ONE, LLC, a Delaware limited liability company ("2P1" and, together with Beowulf OPCO, "Operators" and together with the Marathon, the "Parties"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Services Agreement.

WHEREAS, Section 15.4 of the Services Agreement provides that "no amendment, alteration, modification or interpretation of this Agreement shall be binding unless in writing and signed by all Parties;" and

WHEREAS, the Parties to this Amendment, being all of the Parties to the Services Agreement, desire to amend the Services Agreement as set forth herein.

NOW THEREFORE, in consideration of, and reliance upon, the foregoing recitals and mutual covenants and agreements set forth herein, the Parties hereby amend the Services Agreement as set forth here:

1. Amendments to Article 4 of the Services Agreement. Article 4 of the Services Agreement is hereby amended as follows:

(a) Amendment to Section 4.1. Section 4.1(b) of the Services Agreement is hereby amended by adding the following sentence at the end of Section 4.1(b):

> "The Parties agree and acknowledge that as of January 25, 2022, Beowulf OPCO has earned all Incremental Management Fees under this Section, and of the date of this Amendment, all Incremental Management Fees have been paid in full, including the registration of all securities issued as Incremental Management Fees."

2. Amendments to Article 5 of the Services Agreement. Article 5 of the Services Agreement is hereby amended as follows:

(a) Amendment to Section 5.1. Section 5. 1 of the Services Agreement is hereby deleted in its entirety and replaced with the following:

> "Section 5.1. Term of Agreement. Subject to the provisions of this Article, this Agreement shall begin on the Effective Date and shall continue in effect until August 15, 2022 (the "Term")."

(b) Amendment to Section 5.2. Section 5.2 is hereby deleted in its entirety and replaced with the following:

"Section 5.2 Progress Payments.

(a) Prior to the end of the Term, Marathon shall have paid in full (A) all Services Payments earned by Beowulf OPCO in accordance with the terms hereof and (B) all progress payments invoiced to Marathon by Colorado Energy Management, LLC for the Facility (the "Facility Progress Payments")."

(c) Article 5 is hereby further amended by adding a new Section 5.3, which new section shall read as follows:

"Section 5.3 Survival: Following termination of this Agreement in accordance with the foregoing Section 5.1 and 5.2, Section 9.3 (as amended), Article 14 and Article 15 shall survive the termination of this Agreement."

3. Amendments to Article 9 of the Services Agreement. Article 9 of the Services Agreement is hereby amended as follows:

(a) Section 9.3 of the Services Agreement is hereby deleted in its entirety and replaced with the following:

"Duties of Each Party Upon Termination. Upon termination of this Agreement pursuant to and in accordance with Article 5:

Section 9.3.1: Releases Upon Termination. Each Party, on behalf of itself and its Affiliates, and the directors, officers, shareholders and employees of such Party and its Affiliates and the successors and assigns of the foregoing (in such capacity, the "Releasors"), unconditionally, irrevocably, and knowingly releases and forever discharges each other Party and its Affiliates and the directors, officers, shareholders and employees of such Party and its Affiliates (in such capacity, the "Releasees") from any and all claims, actions, causes of action, liabilities, damages, judgements and demands of any kind, whether known or unknown that the such Releasors had, has, may have or ever claim to have against such Releasees among, under or directly or indirectly related to the Service Agreement arising on or prior to the termination of this Agreement; *provided*, however, that nothing herein shall operate to release any obligations of Marathon from (i) the payment in full for all Services Payments earned by Beowulf OPCO in accordance with the terms hereof prior to the termination of this Agreement, including, for the avoidance of doubt, amounts billed by Beowulf OPCO prior to the end of the Term and (ii) the payment in full for all Facility Progress Payments. For the avoidance of doubt, the releases set forth in this Section 9.3 do not apply to claims or obligations by either Party or their affiliates under any other agreements entered into by their affiliates, including the Power Purchase Agreement or Ground Lease."

Section 9.3.2: Press Releases. From and after the termination of this Agreement in accordance with Article 5, no Party nor any of its Affiliates may issue any press release, make web postings or other public announcement, whether filed with the Securities Exchange Commission or otherwise released to public view, in connection with the termination of this Agreement or otherwise, other than in the form attached hereto as **Exhibit A**, unless otherwise consented to by the Parties' in writing, which shall not be unreasonably withheld or delayed; *provided*, that Marathon shall only issue an 8-K at the time of signing this Agreement and any other agreements signed in conjunction with the signing of this Agreement, and shall not issue any press release; *provided*, that Marathon may reuse any language used in such 8-K in subsequent SEC filings, if required; *provided further*, that Marathon shall issue a press release at the end of the Term substantially in the form attached hereto as Exhibit A; *provided further*, that in the event any public announcement is required pursuant to applicable law, such Party shall provide the other Parties with at least five (5) Business Day's advance notice and the Parties shall reasonably cooperate with each other to agree to such announcement.

4. No Further Amendment. Except as specifically amended by this Amendment, the Services Agreement shall continue in full force and effect in accordance with its provisions as in existence on the date of this Amendment.

5. Authority. Each Party represents and warrants to the other Parties that the individual signing on behalf of such Party in a representative capacity has full power and authority, on behalf of such Party, to execute this Amendment, and such Party has taken such action as is necessary and proper to authorize the execution of this Amendment on behalf of such Party.

6. Counterparts. This Amendment may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument. A "PDF" or electronic signature of this Amendment shall be deemed an original and binding upon the Party against whom enforcement is sought.

7. Further Assurances. The Parties shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Amendment.

[Signature Page Follows]

The Parties have executed this Amendment to be effective as of the date set forth above.

MARATHON DIGITAL HOLDINGS, INC.

DocuSigned by:

By: Fred Thiel

Name: Fred Thiel

Title: CEO

LIEFERN LLC

By: Mila Barrett

Name: Mila Barrett

Title: Secretary

TWO POINT ONE, LLC

By: ______________________

Name:

Title:

Exhibit A

Public Announcement
Issued via press release at end of the Term

Marathon has made a commitment for our mining operations to be 100% carbon neutral by the end of 2022. To achieve that goal, we have endeavored to ensure our miners are as sustainably powered as possible. With the majority of our fleet already scheduled to be deployed at renewable power facilities and deployments currently underway, we believe it is an appropriate time to transition our legacy operations away from fossil fuel generation and towards more sustainable sources of power. We will therefore be moving our miners from Hardin, Montana to new locations that are more in line with our current strategy of deploying behind the meter at sustainable power stations. We'd like to thank the team at Beowulf and Hardin for the integral role they played in helping Marathon through the early stages of our journey to become one of the leading Bitcoin miners in North America.

AMENDMENT
TO
GROUND LEASE

This AMENDMENT TO GROUND LEASE ("this "Amendment"), dated March 30, 2022 (the "Amendment Effective Date"), is made by and between Rocky Mountain Power – Hardin, LLC, a Delaware limited liability company ("Landlord") and Marathon Digital Holdings, Inc. (f/k/a Marathon Patent Group, Inc.), a Nevada corporation ("Tenant"). Landlord and Tenant are sometimes referred to herein individually as a "Party" and collectively as the "Parties." Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Lease (defined below).

Recitals

A. Landlord and Tenant entered into that certain Ground Lease, dated October 6, 2020 (the "Lease").

B. The Parties desire to amend the Lease pursuant to the terms and conditions of this Amendment.

Agreement

NOW THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. PPA. The third recital to the Lease is hereby deleted in its entirety and replaced with the following:

> "WHEREAS, Seller and Tenant entered into a Power Purchase Agreement, dated as of the Effective Date, as amended by that certain Amendment to Power Purchase Agreement dated as of March 30, 2022 (as amended, the "PPA"); and"

2. Term. Section 3 of the Lease is hereby deleted in its entirety and replaced with the following:

> **"3. TERM**
>
> The term of this Lease shall begin on the Effective Date and end on the date the PPA terminates (the "Term"). The date on which this Lease expires or terminates is the "Termination Date.""

3. Taxes and Assessments. Section 5 of the Lease is hereby deleted in its entirety and replaced with the following:

"5. TAXES AND ASSESSMENTS

Tenant will pay the taxes and assessments measured by, or reasonably attributable to (i) the cost or value of Tenant's Property and (ii) the cost or value of any leasehold improvements made in or to the Premises by or for Tenant assessed, levied, confirmed, or imposed with respect to any period during the Term and until the earlier of (x) Landlord and a new tenant entering into a lease for the Premises following the Termination Date and (y) December 31, 2022 (collectively, "Tenant Taxes"). Except as provided in the immediately preceding sentence, Landlord will pay all taxes and assessments upon, measured by or attributable to the Premises (the "Landlord Taxes"). As used herein, "Tenant's Property" shall mean all equipment, furniture, fixtures, and other personal property located on the Premises, such as (i) any power distribution equipment, including, without limitation, the 13.8kV distribution system consisting of a 13.8kV isophase bus, the 13.8kV main breaker, 13.8kV feeder breakers, 13.8kV to 480-volt transformers, and 4160 to 480 volt transformer; (ii) any purchaser interconnection equipment, including, without limitation, interconnection equipment located on Landlord's side of the "Points of Delivery", that is, the physical points at which electrical interconnection is made between the Tenant's interconnection facilities and the Plant and the points at which Big Country Datalec LLC makes available and delivers the contracted energy to Tenant; (iii) all Construction and Site Work; (iv) any foundations, buildings and containers, including, without limitation, any fans, racking equipment, and louvers contained in such buildings and containers; and (v) any low voltage and high voltage infrastructure, wiring, cabling (including network cables), network switches, core switches, firewalls, PDU's (power distribution units) and related equipment.

Tenant shall pay all Tenant Taxes directly to the Montana Department of Revenue or other applicable taxing authority (the "Taxing Authority), and Landlord shall pay all Landlord Taxes directly to the Taxing Authority. Tenant further agrees to indemnify and hold Landlord harmless for any Tenant Taxes imposed on Landlord.

Tenant's obligations under this Section 5 shall survive the expiration or earlier termination of this Lease.

4. Utilities / Services. Section 6 of the Lease is hereby deleted in its entirety and replaced with the following:

"6. UTILITIES / SERVICES

Except as provided under the PPA, Tenant will pay directly for all charges for electricity, natural gas, water, and sewer service, telephone or other communication service, cable television service, ground maintenance service and any other services or utilities used by Tenant on the Premises during the Term (collectively, the "Tenant Utility Charges"). Landlord shall not be liable for the failure of any such services, unless caused by the negligence or willful misconduct of Landlord. Tenant shall pay for all charges associated with the installation and monthly use charges, connection charges, and monitoring charges for Tenant's systems and services, if any (collectively, the "Tenant

System Charges"). Tenant's obligations under this Section 6 shall survive the expiration or earlier termination of this Lease. On or prior to the Termination Date, Tenant shall (a) pay all Tenant Utility Charges and Tenant System Charges incurred up to and including the Termination Date, and (b) provide Landlord with evidence reasonably satisfactory to Landlord that such Tenant Utility Charges and Tenant System Charges have been paid."

5. Landlord's Indemnity. The first sentence of Section 13.2 of the Lease is hereby deleted in its entirety and replaced with the following:

"Neither Tenant, its Affiliates, or any of its or their respective Representatives (collectively, the "Tenant Group") shall be liable for any injury to or death of any person, or damage to property, sustained or alleged to have been sustained by any member of Landlord Group as a result of any condition (including future conditions) in the Premises, or by any other reason, unless caused by the gross negligence or willful misconduct of Tenant Group or otherwise covered by Tenant's indemnification obligations in Section 22.4."

6. Purchaser's Interconnection Facilities. Section 22.2 of the Lease is hereby deleted in its entirety and replaced with the following:

"22.2 Tenant may not remove the Purchaser's Interconnection Facilities from the Premises. Effective upon the Termination Date, the Purchaser's Interconnection Facilities shall be assigned to Seller or its designee in accordance with Section 2.2 of the PPA."

7. Purchaser's Facilities. Section 22.3 of the Lease is hereby deleted in its entirety and replaced with the following:

"22.3 Tenant may not remove the Purchaser's Facilities from the Premises, including any computer equipment and other data processing equipment and personal property (collectively, "Movable Equipment") but, subject to this Section 22.3, excluding any Excluded Assets. Effective upon the Termination Date, (i) the Purchaser's Facilities, including any Movable Equipment but excluding any Excluded Assets, shall be assigned to Seller or its designee in accordance with Section 2.2 of the PPA, and (ii) Tenant shall only be entitled to remove the Excluded Assets from the Premises in accordance with Section 2.2 of the PPA."

8. Purchaser Removal. A new Section 22.4 is hereby added to the Lease as follows:

"22.4 Subject to Section 22.3, Tenant agrees to indemnify, defend, and hold Landlord Group harmless from any and all claims, liabilities, losses, causes of action, damages, judgments, fines, payments (including amounts paid in settlement), penalties, administrative proceedings, administrative investigations, costs, expenses, fees (including reasonable attorneys' fees), court costs, and other costs of suit (collectively, "Losses") arising from Tenant's removal of the Excluded Assets from the Premises."

9. No Further Amendment. Except as specifically amended by this Amendment, the Lease shall continue in full force and effect in accordance with its provisions as in existence on the Amendment Effective Date and is ratified and confirmed in all respects.

10. Authority. Each Party represents and warrants to the other Party that the individual signing on behalf of such Party in a representative capacity has full power and authority, on behalf of such Party, to execute this Amendment, and such Party has taken such action as is necessary and proper to authorize the execution of this Amendment on behalf of such Party.

11. Governing Law; Waiver of Jury Trial. The provisions of Section 35 and Section 36 of the Lease are incorporated by reference herein.

12. Amendment. This Amendment may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each of the Parties.

13. Entire Agreement. This Amendment contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and commitments with respect thereto.

14. Counterparts. This Amendment may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument. A "PDF" or electronic signature of this Amendment shall be deemed an original and binding upon the Party against whom enforcement is sought.

15. Further Assurances. The Parties shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Amendment.

[Signature Page Follows]

The Parties have executed this Amendment to be effective as of the Amendment Effective Date.

Landlord:

ROCKY MOUNTAIN POWER, LLC, KNOWN IN MONTANA AS ROCKY MOUNTAIN POWER – HARDIN, LLC

By: Kerri Langlais
Name: Kerri Langlais
Title: Chief Financial Officer

Tenant:

MARATHON DIGITAL HOLDINGS, INC.

DocuSigned by:
By: Fred Thiel
Name: Fred Thiel
Title: CEO